EXHIBIT 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 20, 2009, with respect to the consolidated balance sheet of Owens Financial Group, Inc. and Subsidiaries as of December 31, 2008 in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 and Prospectus of Owens Mortgage Investment Fund for the registration of 100,000,000 units of limited partnership interest.

/s/ Moss Adams LLP

San Francisco, California
April 20, 2009